UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2008

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	00-000000
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

14 Rue Kleberg, CH-1201 Geneva, Switzerland
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 011-41-2271-65-300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 3, 2008, we appointed David L. Tousley to our board of directors.

Mr. Tousley has over 25 years of senior-level experience in biotech, specialty pharmaceuticals and full-phase pharmaceutical companies. He has held the position of President, COO and CFO at companies including airPharma, PediaMed Pharmaceuticals, AVAX Technologies, and Pasteur, Merieux, Connaught, (known today as Sanofi-Pasteur). During his career, Mr. Tousley has led all aspects of operations, including pharmaceutical development, in both the private and public company environment. His accomplishments include the raising over $90 million in debt and equity financings and he has led key business development activities, including joint ventures, partnerships, acquisitions and divestitures in the U.S., Europe and Australia.

Mr. Tousley currently serves as a director of ImmunoGenetix Therapeutics, a biotech company that is developing advanced DNA immunotherapies for HIV infection. He holds an MBA in accounting from Rutgers Graduate School of Business and a B.A. in English from Rutgers College, both in New Jersey. Mr. Tousley belongs to the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Our board of directors now includes Cameron Durant, Harvey Lalach, Alison Ayers and David L. Tousley.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	News release dated June 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

Per:

/s/ Harvey Lalach
Harvey Lalach
President , Chief Financial Officer, and Secretary

Dated: June 4, 2008